SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Sept. 28, 2006

Date of Report

Sept. 22, 2006

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10400 Eaton Place, Suite 450, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Target America, Inc. Agreement

On September 26, 2006, the Company amended its Securities Purchase Agreement with James F. and Linda P. McGee, the owners of all the common stock of Target America, Inc., a Virginia corporation.

As previously reported, on August 11, 2006, the Company entered a Securities Purchase Agreement with James F. and Linda P. McGee, the owners of all the common stock of Target America, Inc., a Virginia corporation.  The purchase price is $2,000,000 for all the common stock of Target America which is payable as follows: $550,000 cash; $250,000 in restricted common shares of the Company, which is 277,778 shares valued at $0.90 per share; $1,200,000 in the form of a promissory note at 6% interest, secured by 600 shares of Target America, Inc. common stock, due and payable six months from closing.

The Sellers have the right to be paid up to an additional aggregate $800,000 in restricted common shares of the Company upon the achievement of certain milestones as defined in the Agreement.

The Agreement requires the Company to enter an employment agreement with James McGee for a term of three years with final terms of the employment agreement to be negotiated amongst the parties.

The amended Securities Purchase Agreement provides for closing of the transaction on or before October 31, 2006.  As consideration for the extension of the closing date, the Company paid $50,000 as an extension fee.  In addition, the Company paid $100,000 as an advance against the $500,000 payment due at closing.  Neither the extension fee nor the advance fee are refundable in any event other than by default by the seller.

Item 1.02

Termination of a Material Definitive Agreement.

Liberty Investment and Trust Fund, LP Agreement

On September 22, 2006, the Company terminated its Preferred Stock Purchase Agreement (the “Agreement”) with Liberty Investment and Trust Fund, LP.  Originally, on August 11, 2006, the Company entered the Agreement with Liberty whereby under the Agreement, Liberty would purchase 1,000,000 shares of the Company’s Series A Preferred Stock at a price of $1,690,000, receive 3,800,000 shares of the Company’s Series A Preferred Stock as an incentive and would have the option to purchase 500,000 shares of the Company’s Series A Preferred Stock at a price of $900,000.  Liberty was also to receive warrants to purchase shares of the Company’s Series A Preferred Stock as follows: 2,000,000 shares at $2.00; 2,000,000 shares at $4.00 and 2,000,000 shares at $6.00.  The Series A Preferred Stock is convertible into common stock of the Company in the ratio of 5 shares of common for each share of Series A Preferred Stock, however, at no time can the Liberty position in the Company exceed 4.99% of the Company’s total issued and outstanding common shares. Along with other conditions, the Agreement required the Company to register the shares of common stock underlying the Series A Preferred Stock with the Securities and Exchange Commission on Form SB-2.

There were no penalties incurred as a result of the Agreement termination.  The Company intends to seek other sources of financing to assist in its acquisition agenda.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Target America, Inc. First Amendment to Stock Purchase Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  September 28, 2006

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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